UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(Address of principal executive offices)

(913) 344-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2021, Compass Minerals do Brasil Ltda., a Brazil limited liability company (“Compass Minerals Brazil”), which is a subsidiary of Compass Minerals International, Inc. (the “Company”), entered into a quotas purchase and sale agreement (the “Purchase Agreement”) with ICL Brasil Ltda., a Brazil limited liability company (“ICL Brazil”), which is a subsidiary of ICL Group Ltd.

Pursuant to the Purchase Agreement, Compass Minerals Brazil agreed to sell 100% of the issued and outstanding quotas of Compass Minerals América do Sul Indústria e Comércio Ltda., a Brazilian limited liability company and subsidiary of the Company (the “Target”), which operates a specialty plant nutrition business, to ICL Brazil in exchange for total potential cash proceeds of R$2.21 billion Brazilian reais payable at the closing of the transactions (the “Closing”) and subject to certain adjustments for net debt and working capital. In addition, the terms of the Purchase Agreement provide for an additional earn-out payment of up to R$88 million Brazilian reais, payable in 2022 and calculated on a sliding scale, if the Target achieves certain full-year 2021 EBITDA performance targets as compared to full-year 2020 EBITDA. Moreover, the payment and performance obligations of Compass Minerals Brazil and ICL Brazil under the Purchase Agreement have been guaranteed by Compass Minerals America Inc., a subsidiary of the Company, and Amsterdam Fertilizers B.V., a subsidiary of ICL Group Ltd., respectively. In accordance with the Purchase Agreement, prior to the Closing, the water treatment and chemical solutions businesses of Target will be carved out and retained by Compass Minerals Brazil.

The Closing is expected to occur during the third quarter of 2021, subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the accuracy of representations and warranties, (ii) compliance with agreements and covenants, and (iii) receipt of necessary governmental approvals.

The Purchase Agreement contains customary representations, warranties, and covenants of Compass Minerals Brazil and ICL Brazil. Subject to certain limitations, Compass Minerals Brazil and ICL Brazil are also obligated to indemnify each other for breaches of representations, warranties, and covenants made in the Purchase Agreement.

Compass Minerals Brazil and ICL Brazil have also agreed to enter into additional agreements, including:

•	A Reverse Transition Services Agreement, which will govern the parties respective rights and obligations with respect to the provision of certain transition services; and

•	An intellectual property license.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference herein.

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the transaction; use of proceeds; and the Company’s ability to maximize value creation, strengthen its balance sheet and pursue growth opportunities. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction, (ii) the risk that the regulatory approvals or required closing conditions for this transaction are not obtained or satisfied, (iii) the risk that the Company may not realize the expected financial or other benefits from the proposed transaction, (iv) impacts of the COVID-19 pandemic, (v) weather conditions, (vi) pressure on prices and impact from competitive products, (vii) foreign exchange rates and the cost and availability of transportation for the distribution of the Company’s products, (viii) any inability by the Company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives, and (ix) the timing and the outcome of the sale processes for the Company’s South America chemical business. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Item 8.01	Other Events.

On March 24, 2021, the Company issued a press release announcing execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Quotas Purchase Agreement, dated March 23, 2021, among Compass Minerals do Brasil Ltda., ICL Brasil Ltda, Compass Minerals America Inc. and Amsterdam Fertilizers B.V.

99.1	Press Release issued by Compass Minerals on March 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: March 24, 2021	By:	/s/ James D. Standen
	Name:	James D. Standen
	Title:	Chief Financial Officer

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